THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

                                                                     $620,000.00

DATE OF ISSUANCE:  DECEMBER 14, 2000

                           EDGE TECHNOLOGY GROUP, INC.

                                CONVERTIBLE NOTE


         EDGE TECHNOLOGY GROUP, INC., a Delaware corporation (together with its successors, the "Corporation"), for value received hereby promises to pay to:

                           CATALYST MASTER FUND, L.P.

(the "Holder") and registered assigns, the principal sum of Six Hundred Twenty Thousand Dollars ($620,000.00) ("Total Principal Amount"), on June 30, 2001 (the "Maturity Date") and to pay interest at such times and on such terms and conditions as specified herein.

1.       CERTAIN DEFINITIONS.

         The following terms as used herein shall have the following meanings:

         "ASSET SALE" means any sale, transfer or other disposition (or series of related sales, transfers or dispositions) of the assets of the Corporation or any Subsidiary of the Corporation (including any sales or transfers of equity interests of other entities owned by the Corporation or any Subsidiary of the Corporation which equity interests do not constitute Subsidiaries of the Corporation), or sales of capital stock of any Subsidiary of the Corporation, including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

         "CHANGE OF CONTROL" means (i) when any person or group of persons (within the meaning of Sections 13 and 14 of the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") relating to such Sections) other than the stockholders of the Corporation existing as of the date of this Convertible Note shall have acquired beneficial ownership (within the meaning of Rules


CONVERTIBLE NOTE - PAGE 1

13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 50.1% or more of the outstanding shares of Common Stock of the Corporation after the date hereof, or (ii) when individuals constituting the Board of Directors of the Corporation on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least 66% of the Directors then still in office whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Corporation then in office.

         "CLOSING BID PRICE" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market-makers for such securities as reported in the "pink sheets" by the National Quotation Bureau, Inc. (as applicable, the "Principal Market"). If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by the Holder and the Corporation for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Corporation in good faith.

         "COMMON STOCK" means the common stock of the Corporation, par value $.01 per share.

         "FINANCING" means any public or private financing consummated through the issuance of debt or equity securities (including Derivative Securities, as such term is defined in Section 4.3(b) below) of the Corporation or any Subsidiary of the Corporation.

         "PERSON" means an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization, and government, or any department, agency, or political subdivision thereof.

         "SALE EVENT" means one of the following: (i) the occurrence of a Change of Control of the Corporation, (ii) a transfer of all or substantially all of the assets of the Corporation to any person or entity in a single transaction or series of related transactions, or (iii) a consolidation or merger of the Corporation with or into another person or entity in which the Corporation is not the surviving entity or survives solely as a wholly-owned subsidiary of another entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock).

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:


CONVERTIBLE NOTE - PAGE 2

                  (a) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (b) the interest in the capital or profits of such partnership or joint venture, or

                  (c) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

         "TRADING DAY" shall mean any business day in which at least 100 shares of Common Stock are traded on the Principal Market, or any business day in which any other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours, as applicable.

2.       INTEREST AND PRINCIPAL.

         2.1. INTEREST RATE, PAYMENT OF INTEREST AND CALCULATION. The Corporation promises to pay interest in cash on the Total Principal Amount of this Convertible Note ("Convertible Note") outstanding from time to time at the rate of Eight Percent (8%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus four percent (4%) per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand. Interest on this Convertible Note will be calculated on the basis of a 360-day year of twelve 30 day months. The Corporation will pay interest on (i) the Maturity Date, (ii) each Conversion Date (as hereafter defined), and (iii) the date the principal amount of this Convertible Note shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding, until payment in full of the principal sum hereof has been made.

         2.2.     PAYMENT OF PRINCIPAL.

                  (a) The Corporation shall repay the unpaid principal balance of this Convertible Note on the Maturity Date.

                  (b) The Corporation shall be obligated to prepay all or a portion of this Convertible Note from 100% of the net cash proceeds available from any consummated Asset Sale or Financing.

                  (c) The Corporation may voluntarily prepay this Convertible Note prior to the Maturity Date upon twenty (20) days prior notice to the Holder, whereupon the Holder shall have the right to convert this Convertible Note pursuant to Article 4 hereof.


CONVERTIBLE NOTE - PAGE 3

         2.3. METHOD OF PAYMENT. The Corporation will pay in cash all sums becoming due on this Convertible Note for principal, interest or otherwise by wire transfer of immediately available funds to the Holder of this Convertible
Note in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address specified for such purpose below the Holder's name above, or by such other method or at such other address as such Holder shall have from time to time specified to the Corporation in writing for such purpose, without the presentation or surrender of this Convertible Note.

         2.4. COLLATERAL SECURITY. Payment of the Convertible Note is secured by the Security Agreement dated the date hereof between the Holder and the Corporation (as the same may be amended or modified from time to time, the "Security Agreement").

3.       REGISTRATION.

         3.1. RECORD OWNERSHIP. The Corporation shall maintain a register of the Holder of this Convertible Note (the "Register") showing its name and address and the serial number and principal amount of Convertible Note issued to or transferred of record by it from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Corporation may treat the Person named as the Holder in the Register as the sole owner of this Convertible Note. The Holder (as properly noted in the Register) is the Person exclusively entitled to receive payments on this Convertible Note, receive notifications with respect to this Convertible Note, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         3.2. REGISTRATION OF TRANSFER. Transfers of this Convertible Note may be registered on the Register. Transfers shall be registered when this Convertible Note is presented to the Corporation with a request to register the transfer hereof and the Convertible Note is accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation, duly executed by the Holder thereof or his attorney duly authorized in writing, reasonable assurances are given that the endorsements are genuine and effective, and the Corporation has received evidence reasonably satisfactory to it that such transfer is rightful and in compliance with this Convertible Note and all applicable laws, including state and Federal securities laws. When this Convertible Note is presented for transfer and duly transferred hereunder, it shall be canceled and a new Convertible Note showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Convertible Note is presented to the Corporation with a reasonable request to exchange it for an equal principal amount of Convertible Notes of other denominations, the Corporation shall make such exchange and shall cancel this Convertible Note and issue in lieu thereof Convertible Notes having a total principal amount equal to the outstanding principal amount of this Convertible
Note in the denominations requested by the Holder.

         3.3. WORN AND LOST SECURITIES. If this Convertible Note becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Corporation or its agent may issue


CONVERTIBLE NOTE - PAGE 4
a new Convertible Note in lieu hereof upon its surrender bearing a number not contemporaneously outstanding. Where the Holder claims that the Convertible Note has been lost, destroyed or wrongfully taken, the Corporation shall issue a new Convertible Note in place of the original Convertible Note bearing a number not contemporaneously outstanding if the Holder so requests by written notice to the Corporation actually received by the Corporation before it is notified that the Convertible Note has been acquired by a bona fide purchaser and the Holder has delivered to the Corporation an indemnity bond in such amount and issued by such surety as the Corporation deems reasonably satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Corporation may reasonably request.

4.       CONVERSION AT THE OPTION OF THE HOLDER

         4.1.

                  (a) OPTIONAL CONVERSION. At the option of the Holder and at any time or from time to time, all or any portion of the outstanding principal balance of this Convertible Note may be converted into that certain number of fully paid and nonassessable shares of Common Stock as is determined by dividing such applicable balance of this Convertible Note by the Conversion Price (the "Conversion Shares").

                  (b) CONVERSION PRICE. Subject to adjustment pursuant to
         Section 4.3 below, the "Conversion Price" shall be One Dollar and Fifty Cents ($1.50) per share of Common Stock.

         4.2.     CONVERSION PROCEDURES.

                  (a) The conversion of this Convertible Note will be deemed to have been effected as of the close of business on the date on which the Holder delivers a notice of conversion (including via telecopy) to the Corporation of the conversion of this Convertible Note (the "Conversion Date"). Within five (5) Business Days of the Conversion Date, the Holder shall surrender this Convertible Note at the principal office of the Corporation. On the Conversion Date, the rights of the Holder of this Convertible Note will cease and the Person or Persons in whose name or names any certificate or certificates for Conversion Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (b) As soon as possible after a conversion has been effected (but in any event within five (5) Business Days), the Corporation will deliver to the converting Holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting Holder has specified.


CONVERTIBLE NOTE - PAGE 5

                  (c) The issuance of certificates for shares of Common Stock upon conversion of this Convertible Note will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this Convertible Note, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                  (d) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (d), be deliverable upon any conversion of this Convertible Note, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the Holder thereof equal to the fair market value of such fractional interest as of the date of conversion.

                  (e) All accrued unpaid interest on this Convertible Note shall be payable upon conversion in cash; PROVIDED, HOWEVER, at the sole option of the Holder, such accrued unpaid interest may be added to principal and converted into Conversion Shares in connection with any conversion of this Convertible Note.

         4.3. ADJUSTMENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) SHARE REORGANIZATION. If and whenever the Corporation shall:

                      (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

                      (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

                      (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

                      (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

(any of such events being herein called a "Share Reorganization"), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Conversion Price in effect on such record or effective date, as the case may be, by a fraction of which:



CONVERTIBLE NOTE - PAGE 6

                       (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

                       (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

                  (b) RIGHTS OFFERING. If and whenever the Corporation shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date of such issue, to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for equity securities (collectively, the "Derivative Securities")), at a price per share (or, in the case of Derivative Securities, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the Conversion Price in effect on such record date by a fraction of which:

                  (i)  the numerator shall be the sum of:

                       (I) the number of shares of Common Stock outstanding on such record date; and

                       (II)  a number obtained by dividing:

                             (A) either,

                                 (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                                 (y)      the  product of the maximum  number
         of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

                             (B) the Market Price of the Common Stock on such record date; and

CONVERTIBLE NOTE - PAGE 7

                  (ii) the denominator shall be the sum of:

                       (I) the number of shares of Common Stock outstanding on such record date; and

                       (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Conversion Price shall be readjusted effective immediately after such expiry time to the Conversion Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants. For purposes of this Convertible Note, "Market Price" shall mean the lowest Closing Bid Price of the Common Stock during the twenty (20) Trading Day period ending one (1) Trading Day prior to the applicable date.

                  (c) SPECIAL DISTRIBUTION. If and whenever the Corporation shall issue or distribute to all or substantially all the holders of Common Stock:

                           (i) shares of the Corporation of any class, other
                  than Common Stock;

                           (ii) rights, options or warrants; or

                           (iii) any other assets (excluding cash dividends and
                  equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on such record date by a fraction of which:

                           (I) the numerator shall be the difference between:

                                            (x)      the product of the number
         of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

                                            (y)      the fair market value,
         as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

CONVERTIBLE NOTE - PAGE 8

                       (II) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

                  (d) CAPITAL REORGANIZATION. If and whenever there shall occur:

                           (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

                           (ii) a consolidation or merger of the Corporation with, or into another entity; or

                           (iii) the merger of the Corporation with another entity in which the Corporation survives as a wholly-owned subsidiary of another entity; or

                           (iv) the transfer of all or substantially all of the assets of the Corporation to another entity;

(any such event being herein called a "Capital Reorganization"), then in each such case the Holder who exercises the right to convert this Convertible Note after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such Holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Corporation or of the entity resulting from such Capital Reorganization that such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the holder of the number of shares of Common Stock to which such Holder was theretofore entitled upon conversion of this Convertible Note; PROVIDED, HOWEVER, that no such Capital Reorganization shall be consummated unless all necessary steps shall have been taken so that such Holder shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the entity resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

                  (e) PURCHASE PRICE ADJUSTMENTS. In case at any time and from time to time the Corporation shall issue any shares of Common Stock or Derivative Securities (the number of shares so issued, or issuable upon conversion or exercise of such Derivative Securities, as applicable, being referred to as the "Additional Shares of Common Stock") for consideration less than the Conversion Price at the date of issuance of such shares of Common Stock or Derivative Securities, as applicable, in each such case the Conversion Price shall, concurrently with such issuance, be reduced to a price determined by multiplying the Conversion Price immediately prior to such event by a fraction: (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common

CONVERTIBLE NOTE - PAGE 9

         Stock plus (y) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued would purchase at the Conversion Price and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock plus (y) the number of such Additional Shares of Common Stock so issued or sold.

                  (f) ADJUSTMENT RULES. The following rules and procedures shall be applicable to adjustments made in this Article 4:

                           (i)      no adjustment in the Conversion Price
         shall be required unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect; PROVIDED, HOWEVER, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

                           (ii)     if any event occurs of the type
         contemplated by the adjustment provisions of this Article 4 but not expressly provided for by such provisions, the Corporation will give notice of such event as provided herein, and the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so that the rights of the Holder shall not be diminished by such event; and

                           (iii) if a dispute shall at any time arise with respect to any adjustment of the Conversion Price, such dispute shall be conclusively determined by the auditors of the Corporation or, if they are unable or unwilling to act, by a firm of independent certified public accountants selected by the Board of Directors of the Corporation and any such determination shall be binding upon the Corporation and the Holder.

                  (g) CERTIFICATE AS TO ADJUSTMENT. The Corporation shall from time to time promptly after the occurrence of any event which requires an adjustment in the Conversion Price deliver to the Holder a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Conversion Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

                  (h) NOTICE TO HOLDERS. If the Corporation shall fix a record date for:

                           (i) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

                           (ii) any Rights Offering,

                           (iii) any Special Distribution,

CONVERTIBLE NOTE - PAGE 10

                           (iv) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

                           (v) any cash dividend, or

                           (vi) any Sale Event; then

the Corporation shall, not less than ten (10) days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Holder notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

         4.4. RESERVATION OF SHARES. The Corporation hereby represents and warrants that (i) the Board of Directors of the Corporation has duly authorized the issuance of this Convertible Note by the Corporation and the Corporation has reserved for issuance from the authorized but unissued Common Stock of the Corporation a sufficient number of shares of Common Stock to provide for conversion in full of this Convertible Note (giving effect to the option of the Holder to accept payment of all accrued and unpaid interest as shares of Common Stock) into Conversion Shares, and (ii) Holder shall receive upon conversion in full of this Convertible Note duly authorized and unissued shares of Common Stock, which shall be fully paid, non-assessable and issued free and clear of all liens, claims and encumbrances.

5.       EVENTS OF DEFAULT.

         5.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default ("EVENT OF DEFAULT") hereunder:

                  (a) failure of the Corporation to pay any installment of principal of or interest on this Convertible Note or on any other indebtedness of the Corporation to Holder when due; or

                  (b) failure of the Corporation to comply with any covenant, agreement or other obligation set forth in the Security Agreement; or

                  (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, the Corporation or any other party liable for the payment of this Convertible Note, whether as maker, endorser, guarantor, surety or otherwise.

If any Event of Default shall have occurred and be continuing, then, and in every such occurrence, the Holder may, by notice to the Corporation, declare this Convertible Note to be, and the Convertible Note shall thereon become, immediately due and payable at the Repayment Price (as hereafter defined); PROVIDED that in the case of any of the Events of Default specified in Section 5.1(c) above, then, without any notice to the Corporation or any other act by Holder,

CONVERTIBLE NOTE - PAGE 11
the entire amount of the Convertible Note shall become immediately due and payable at the Repayment Price; PROVIDED FURTHER, if any Event of Default has occurred and is continuing, and irrespective of whether this Convertible Note has been declared immediately due and payable hereunder, the Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. The Repayment Price shall mean the sum of (i) the principal amount of, and all accrued and unpaid interest on, the Convertible Note outstanding and (ii) if a positive number, the Premium Amount, where Premium Amount means the difference, if a positive number, between (A) the product of (x) the number of shares of Common Stock into which the Convertible Note is then convertible at the then current Conversion Price and (y) the average Closing Bid Price for the five (5) Trading Days through and including the Trading Day immediately preceding the applicable date the Convertible Notes are repaid and (B) the principal amount of, and accrued and unpaid interest on, the Convertible Note outstanding.

         5.2. POWERS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by this Convertible Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

         5.3.     PAYMENT OF ADDITIONAL AMOUNTS.

                  (a) Any and all payments by the Corporation hereunder to the Holder and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Corporation shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable with respect to the Convertible Note
         (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Paragraph) such Holder receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (ii) the Corporation shall make such deductions or withholdings; and (iii) the Corporation shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of the Holder is a person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y)

CONVERTIBLE NOTE - PAGE 12
         represents and warrants to the Corporation that payments of the Corporation to such assignee under applicable law would not be subject to any Taxes and (z) from time to time, as and when requested by the Corporation, executes and delivers to the Corporation and the Internal Revenue Service forms, and provides the Corporation with any information, necessary to establish such assignee's continued exemption from Taxes under applicable law.

                  (b) The Corporation shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under this Convertible Note or the transactions contemplated hereby.

                  (c) The Corporation shall indemnify the Holder or its qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph) paid by the Holder or its qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date such Holder or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Corporation by such Holder or its assignee shall be conclusive evidence of the amount due from the Corporation to such party.

                  (d) Within thirty (30) days after the date of any payment of Taxes, the Corporation will furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof.

         5.4. MODIFICATION OF CONVERTIBLE NOTE. This Convertible Note may be modified with the written consent of the Holder and the Corporation.

         5.5. NOTICES. Any notice or communication to the Corporation shall be duly given if in writing and delivered in the manner and at the addresses specified in the Security Agreement.

         5.6. SUCCESSORS. All agreements of the Corporation in this Convertible Note shall bind its successors.

         5.7. SEVERABILITY. In case any provision in this Convertible Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         5.8. REPRESENTATIONS AND WARRANTIES OF ORIGINAL HOLDER. The original Holder of this Convertible Note represents and warrants to the Corporation as follows:

CONVERTIBLE NOTE - PAGE 13

                  (a) The Holder is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and this Convertible Note is being acquired for its own account and, as of the date hereof, not with a view toward any distribution thereof except in compliance with applicable United States federal and state securities laws.

                  (b) The Holder understands that neither the Convertible Note nor the shares of Common Stock issuable upon conversion hereof, have been registered under the Securities Act of 1933, as amended, and, accordingly, such securities may not be transferred or sold except in compliance with the terms of this Convertible Note or pursuant to an exemption from the registration requirements of applicable United States federal and state securities laws.

         5.9. MISCELLANEOUS. This Convertible Note shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. THE CORPORATION HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONVERTIBLE NOTE.

         The Holder by acceptance of this Convertible Note agrees to be bound by the provisions of this Convertible Note which are expressly binding on such Holder.

                            [SIGNATURE PAGE FOLLOWS]






CONVERTIBLE NOTE - PAGE 14

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.


Dated:   December 14, 2000.

                                 EDGE TECHNOLOGY GROUP, INC.


                                 By:      /s/ Pierre Koshakji
                                          --------------------------------------
                                 Name:    Pierre Koshakji
                                 Title:   President















CONVERTIBLE NOTE